SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 14, 2001

Commission File No. 001-11155

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	23-1128670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903
(Address of principal executive offices)                               (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

Item 5. Other Events.

On December 14, 2001 Westmoreland Coal Company executed a Loan Agreement with First Interstate Bank, a Montana corporation, for a two-year $7 million Revolving Line of Credit. Interest is payable monthly at the Bank's prime rate plus 1%. The Company is required to maintain certain financial ratios. The credit is collateralized by the Company's ownership of 80% of Westmoreland Resources, Inc. common stock, 100% of the common stock of Horizon Coal Services, Inc., a wholly-owned subsidiary of the Company, and the Bucyrus Erye dragline located at the Absoloka Mine in Big Horn County, Montana.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          Exhibit 10.1 - Loan Agreement dated December 14, 2001 between Westmoreland Coal Company, a Delaware corporation, and First Interstate Bank, a Montana corporation.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: December 19, 2001	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)

EXHIBIT 10.1

LOAN AGREEMENT

        THIS LOAN AGREEMENT is made effective as of this 14th day of December, 2001, by and between WESTMORELAND COAL COMPANY, a Delaware corporation (herein referred to as “Borrower”), and FIRST INTERSTATE BANK, a Montana banking corporation (herein referred to as “Lender”).

RECITALS:

        A.    Borrower has applied to Lender for the loan more fully described in paragraph 1.1 of this Agreement.

        B.    Lender has agreed to extend the loan to Borrower on the terms and conditions stated in this Agreement.

        C.    The parties desire to document their understanding and agreement regarding the loan.

        NOW, THEREFORE, FOR VALUABLE CONSIDERATION, IT IS AGREED:

ARTICLE I

DESCRIPTION OF THE LOAN

        1.1.    The Loan.   Subject to the terms and conditions of this Agreement, Lender shall lend to Borrower the principal sum of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00), payable and bearing interest as set forth in the Promissory Note attached as EXHIBIT A (the Loan").

        1.2.    Purpose of the Loan.   The parties agree and recite that the proceeds of the Loan will be used solely to fund short-term operating needs of the Borrower.

        1.3.    Loan Fees.   In consideration of Lender's agreement to make the Loan, Borrower agrees to pay to Lender a non-refundable loan origination fee of $70,000.00; $35,000.00 of which will be payable at closing of the Loan, and $35,000.00 of which will be payable one year after the closing of the Loan.

ARTICLE II

COLLATERAL FOR THE LOANS

        2.1.    Collateral for the Loan.   The Loan shall be secured by the following loan documents and collateral:

(a)	WRI Dragline. A Security Agreement from Westmoreland Resources, Inc. (“WRI”), granting the Lender a first lien and first security interest in the dragline more particularly described in EXHIBIT B attached hereto and incorporated herein, together with all interests in or claims in or under any policy of insurance, and all other personal property of every kind and description related to said dragline, together with any and all replacements, proceeds, alterations, accessions, increases, and substitutes thereof and thereto, as more particularly described in the Security Agreement.

(b)	WRI Stock. A Stock Pledge Agreement in the form of that attached hereto as EXHIBIT C, granting the Lender a first-priority lien and security interest in and to all of Borrower’s issued and outstanding stock in WRI, which on the closing date of the Loan shall be not less than 80% of the issued and outstanding stock of WRI.

(c)	Horizon Stock. A Stock Pledge Agreement, in the form of that attached hereto as EXHIBIT D, granting the Lender a first-priority lien and security interest in and to all of the Borrower’s issued and outstanding stock in Horizon Coal Services, Inc. (“Horizon”), which on the closing date of the Loan shall be not less than 100% of the issued and outstanding stock of Horizon.

        2.2    Definition of Collateral. The term “Collateral” when used in this Agreement shall mean all of the foregoing property described in Paragraphs 2.1 of this Article II.

ARTICLE III

CONDITIONS PRECEDENT TO CLOSING

        3.1.    Closing.   Closing of the Loan shall be held only if the terms, covenants and conditions stated herein have been performed and/or satisfied.

        3.2.    Documents to be Delivered.    Lender has no obligation to disburse funds under the Loan to Borrower or to close the Loan pursuant to this Agreement unless Lender has received (and filed and recorded where necessary), all of the following documents, in the form and substance satisfactory to Lender and its counsel:

(a)	Promissory Note. The Promissory Note, in the form of the attached EXHIBIT A, properly executed by Borrower.

(b)	WRI Security Agreement. The Security Agreement, in the form of the attached EXHIBIT B, properly executed by WRI and constituting a valid first lien on the personal property described therein.

(c)	Stock Pledge Agreements. The Stock Pledge Agreements, in the form of those attached hereto as EXHIBIT C and EXHIBIT D, properly executed by Borrower and constituting a valid first lien and security interest in and to the stock described therein.

(d)	Evidence of All Corporate Action. Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower and WRI, including resolutions of their respective Boards of Directors, authorizing the execution, delivery and performance of this Agreement and each other document to be delivered to Lender pursuant to this Agreement.

(e)	Incumbency and Signature Certificates. Certificates (dated as of the date of this Agreement) from the Secretary of Borrower and WRI, certifying the names and true signatures of the duly elected and acting officers authorized to sign this Agreement and each other document to be delivered to Lender pursuant to this Agreement.

(f)	Financing Statements.Such financing statements, properly executed by Borrower and WRI, as Lender may require to perfect its security interest in the Collateral.

(g)	UCC Searches. Completed UCC lien search reports from the appropriate filing office in each state in which Borrower and WRI is located, and any of the Collateral is located, confirming that the Lender’s financing statements have been duly filed in each such filing office and that the Lender’s financing statement is prior in time and right to any and all other financing statements concerning the Collateral or any part thereof.

(h)	Opinion of Counsel for Borrower, WRI and Horizon. A favorable opinion of counsel for the Borrower, WRI and Horizon, substantially in the form of the attached EXHIBIT E, and as to such other matters as Lender may reasonably request.

(i)	Additional Documentation.Such other approvals, opinions or documents as Lender may reasonably request.

ARTICLE IV

BORROWER’S REPRESENTATIONS AND WARRANTIES

        Borrower makes the following representations and warranties for the purpose of inducing Lender to enter into this Agreement. Lender may rely upon them as being true and correct:

        4.1.    Incorporation, Good Standing, and Due Qualification.    Borrower, WRI and Horizon are each a corporation duly incorporated, validly existing, and in good standing under the laws of the states of their incorporation; each has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and each is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

        4.2.    Corporate Power and Authority.    The execution, delivery, and performance by Borrower and WRI of the loan documents to which each is a party have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of such corporation; (b) contravene such corporation’s articles of incorporation or bylaws; (c) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, license, or permit presently in effect having applicability to such corporation; (d) result in a breach or constitute a default under any indenture, loan, credit agreement, lease or any other agreement or instrument to which such corporation is a party or by which it or its properties may be bound or affected; or (e) cause such corporation to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, license, permit, determination, or any such indenture, agreement, lease or instrument, provided, however, that a foreclosure on the pledge of stock of Westmoreland Resources, Inc. is subject to compliance with the provisions of Section 1 of the Westmoreland Resources, Inc. Stockholder’s Agreement dated June 29, 1978, as amended.

        4.3.    Legally Enforceable Agreement.    This Agreement is, and each of the other loan documents when delivered under this Agreement will be, legal, valid, and binding obligations of Borrower and WRI, as the case may be, enforceable against Borrower and WRI, as the case may be, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally, and further provided that a foreclosure on the pledge of stock of Westmoreland Resources, Inc. is subject to compliance with the provisions of Section 1 of the Westmoreland Resources, Inc. Stockholder's Agreement..

        4.4.    Financial Statements.    The audited consolidated financial statements of Borrower as at December 31, 2000, and the Borrower-prepared quarterly financial statements as of September 30, 2001, which were delivered by Borrower to Lender, have been prepared in conformity with generally-accepted accounting principles applied on a basis consistent with that of the preceding fiscal year (with exceptions duly noted therein), and accurately present the financial condition of Borrower and its subsidiaries and affiliates as at such date and the results of their operations for the period then ended, and since such date there has been no material adverse change in their financial condition or operations.

        4.5.    Other Agreements.    Neither Borrower nor WRI or Horizon is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of Borrower, WRI or Horizon, or the ability of Borrower or WRI to carry out their obligations under the loan documents to which they are a party; provided, however, that a foreclosure on the pledge of stock of Westmoreland Resources, Inc. is subject to compliance with the provisions of Section 1 of the Westmoreland Resources, Inc. Stockholder’s Agreement. Borrower, WRI and Horizon are not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business operations.

        4.6.    Litigation.    There is no pending or threatened action or proceeding against or affecting Borrower or any of its subsidiaries or affiliates before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or WRI, or the ability of either of them to perform their obligations under the loan documents to which they are a party.

        4.7.    No Defaults on Outstanding Judgments or Orders>.    Borrower, WRI and Horizon have satisfied all judgments, and are not in default with respect to any judgment, writ, injunction, decree, order, rule or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

        4.8.    Title.   Borrower and WRI, as the case may be, have good and marketable title to the Collateral, free of any liens, charges, or encumbrances. Borrower and WRI will warrant and defend title to the Collateral against every person, and will maintain and preserve the priority of the lien of the Security Agreement and the Stock Pledge Agreements, so long as any portion of Borrower’s indebtedness to Lender remains unpaid; provided, however, that a foreclosure on the pledge of the stock of Westmoreland Resources, Inc. is subject to compliance with the provisions of Section 1 of the Westmoreland Resources, Inc. Stockholder’s Agreement. Borrower shall promptly cure, or cause WRI to cure, at Borrower’s expense, any title defects in respect to the Collateral not specifically waived in writing by Lender. If, in its discretion, Lender shall advance funds to effect such cure of title defects, the amount so advanced shall be added to the indebtedness and also shall be payable to Lender by Borrower on Lender’s demand.

        4.9.    Operation of Business.   Except where the failure to comply would not have a material adverse effect on Borrower, WRI or Horizon or the collateral. Borrower, WRI and Horizon each possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and each is not in violation of any valid rights of others with respect to any of the foregoing.

        4.10.    Taxes.    Except where the failure to comply would not have a material adverse effect on Borrower, WRI or Horizon or the collateral. Borrower, WRI and Horizon have filed all tax returns required to be filed and have paid all taxes, assessments, and governmental charges and levies due thereon, including interest and penalties.

ARTICLE V

AFFIRMATIVE COVENANTS

        So long as the Loan remains unpaid, Borrower itself will, and will cause WRI and Horizon to:

        5.1.    Maintain Properties.    Maintain its property (all real and personal property; not just the Collateral) in good order, repair and condition.

        5.2.    Maintain Insurance.    Maintain fire and public liability insurance, flood insurance and such other insurance as is usual in the industry with respect to its properties and operations in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Upon request of Lender, Borrower will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. In connection with all policies covering assets subject to the Lender’s liens, Borrower shall provide, and shall cause WRI to provide, to Lender such loss payable endorsements as Lender may require.

        5.3.    Pay Taxes.    Pay before they become delinquent all state and federal income, sales and property taxes and assessments (except those as are being contested in good faith and against which a Borrower maintains an adequate reserve for payment).

        5.4.    Allow Inspection.    During normal business hours and at reasonable intervals, allow Lender and its representatives to: (a) inspect or appraise the Collateral, (b) inspect and make copies of Borrower’s books, tax returns, deposit account records, and other records of WRI or Horizon related to the Collateral; and (c) discuss the finances, affairs, and accounts of Borrower, WRI or Horizon with any of their respective officers and independent accountants.

        5.5.    Maintenance of Existence.    Preserve and maintain, and cause each subsidiary of Borrower to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

        5.6.    Conduct of Business.    Continue, and cause WRI and Horizon to continue, to engage in a business of the same type as now conducted by it on the date of this Agreement, and to comply in all material respects with all applicable laws, rules, regulations and orders relating to the conduct of such business.

        5.7.    Reporting Requirements.    Furnish to Lender:

(a)	Annual Audited Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of Borrower, a copy of an annual consolidated audit report and financial statements of Borrower and its subsidiaries duly certified by independent certified public accountants of recognized standing selected by Borrower, prepared in conformity with generally-accepted accounting principles.

(b)	Quarterly Reports. As soon as possible and in any event not later than 50 days after the end of each fiscal quarter or any extension to file obtained by Borrower, a copy of the unaudited consolidated financial statements of Borrower and its subsidiaries and WRI, prepared in accordance with generally-accepted accounting principles, signed by a proper officer of Borrower and WRI consisting of at least a balance sheet as at the close of such quarter and statements of earnings for such quarter and for the period from the beginning of such fiscal year to the close of such fiscal quarter, together with an updated cash flow projection for Borrower and its subsidiaries looking forward two (2) years from the close of such fiscal quarter.

(c)	Certificate of Default. Within 50 days after the end of each fiscal quarter of Borrower, a certificate of the chief financial officer of Borrower (i) certifying that to the best of his/her knowledge no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in paragraphs 7.1, 7.2 and 7.3 of this Agreement.

(d)	Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower or WRI or Horzon which, if determined adversely to Borrower or such subsidiary, could have a material adverse effect on the financial condition, properties, or operations of Borrower, WRI or Horizon.

(e)	General Information. Such other information respecting the condition or operations, financial or otherwise, of Borrower, WRI or Horizon as Lender may from time to time reasonably request.

        5.8.    Environment.    Be and remain, and cause WRI and Horizon to be and remain, in material compliance with the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Lender immediately of any hazardous discharge from or affecting the Collateral, and investigate, contain and remove the same, in compliance with all applicable laws, except where the failure to so comply would not have a material adverse effect on the Borrower or the Collateral; and at Borrower’s expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lender, and such other and further assurances reasonably satisfactory to Lender that any condition affecting the Collateral has been corrected.

        5.9.    Further Assurances.    Execute and deliver to Lender such other and further instruments and do such other and further acts as reasonably may be required by Lender to carry out more effectively the purposes of this Agreement, including, without limiting the generality of the foregoing, prompt correction of any defect which exists or may hereafter be discovered in the title to the Collateral or in the execution of this Agreement, the Promissory Note, the Stock Pledge Agreements, the Security Agreement, or any other document given in connection herewith.

ARTICLE VI

NEGATIVE COVENANTS

        So long as the Loan remains unpaid, Borrower, WRI and Horizon will not, either individually or collectively, without the prior written consent of Lender:

        6.1.    Liens.    Create, incur, assume, or suffer to exist, any liens or encumbrances upon the Collateral, except:

(a)	Liens in favor of Lender;

(b)	Trade debt incurred in the normal course of business;

(c)	Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained, as determined by the Lender in its sole discretion; and

(d)	Liens imposed by law, such as mechanics’, construction, materialmen’s, landlords’, warehousemen’s’, and carriers’ liens, and other similar liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, as determined by the Lender in its sole discretion.

        6.2.    Horizon Capital and Lease Expenditures.    Permit Horizon to make or contract to make capital expenditures, including leasehold improvements, or incur liability for rental or lease of property if after giving effect thereto, the aggregate of all such expenditures would exceed $25,000.00 during any fiscal year of Borrower.

        6.3.    Mergers, Etc.    Wind up, liquidate, dissolve, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets (whether in one transaction or in a series of transactions which in the aggregate exceed $500,000.00 during any fiscal year of Borrower) to any person or entity, or acquire all or substantially all of the assets or the business of any person or entity.

        6.4.    Sale and Leaseback.   Other than in the ordinary course of business as presently conducted, sell, transfer, or otherwise dispose of, any real or personal property to any person or entity and thereafter directly or indirectly lease back the same or similar property.

        6.5.    Management Fees.   Make or permit or pay any management fees or other compensation to WCC exceeding $150,000.00 in the aggregate during any fiscal year of WRI.

        6.6.    Sale of Assets.    Sell, lease, assign, transfer, divest or encumber, or otherwise dispose of any of the Collateral or any of Horizon’s right, title or interest in and to the royalty interest in coal provided for in that certain Asset Purchase Agreement dated November 24, 1997 by and between Horizon and Caballo Coal Company.

        6.7.    Investments.    Make any loan or advance to any person or entity, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any other entity, or participate as a partner or joint venturer with any other person or entity, other than in the ordinary course of business as presently conducted.

        6.8.    Guaranties, Etc.    Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such person or entity to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any other person or entity against loss) for obligations of any person or entity, other than in the ordinary course of business as presently conducted.

        6.9.    Transactions with Affiliates.    Enter into any transaction, including, without limitation, the purchase, sale, or exchanges of property or the rendering of any service, with any stockholder or subsidiary or affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a person or entity not in any way affiliated with Borrower.

ARTICLE VII

FINANCIAL COVENANTS

        So long as the Loan remains unpaid:

        7.1.    Minimum Net Worth.    WRI will maintain at all times a tangible net worth of not less than $22,000,000.00. (Tangible net worth shall mean the net worth of WRI after subtracting therefrom the aggregate amount of intangible assets, including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names).

        7.2.    Debt Coverage Ratio.    (Operating Income/Debt Service). Borrower, on a consolidated basis, shall have, as of each fiscal year end, a ratio of operating income to debt service of not less than 1.0 to 1.0. (For debt coverage ratio determination, operating income will be defined as Borrower’s operating income for the immediately preceding 12 months, plus depreciation and amortization expenses. Debt service will be defined as the current portion of long-term debt).

        7.3.    Current Ratio.    (Current Assets/Current Liabilities). Borrower, on a consolidated basis, will have a ratio of current assets to current liabilities of not less than 1.4 to 1.0 in its 2001 and 2002 fiscal years, and not less than 1.3 to 1.0 in its 2003 fiscal year, calculated and determined at the end of each fiscal quarter in accordance with generally-accepted accounting principles as adjusted and calculated by Borrower's Contingent Promissory Note with the UMWA Combined Benefit Fund and the UMWA 1992 Benefit Plan dated January 4, 1999.

ARTICLE VIII

EVENTS OF DEFAULT

        8.1.    Events of Default.    The occurrence of any of the following shall constitute an Event of Default:

(a)	Failure to Pay. Failure to make any payment of interest or principal within ten (10) days after due, as provided in the Promissory Note evidencing the Loan;

(b)	Failure to Perform. Failure to perform as agreed in accordance with this Agreement or with the terms of any instrument executed in connection with this Agreement, which failure continues for fifteen (15) days or more after written notice from the Lender specifying the failure;

(c)	Falsity. The making or furnishing by or on behalf of the Borrower to Lender of any representation, statement, warranty, financial statement, or other information, document or certificate that proves to be false or misleading in any material respect;

(d)	Care of the Collateral. Failure to care for the Collateral in such a manner as to assure its safety, integrity, and continued value;

(e)	Insurance. Failure to insure the Collateral as agreed and to maintain the insurance at all times during the course of this Agreement;

(f)	Illegal Uses. Putting or allowing the Collateral to be put to any use that is a violation of law;

(g)	Unauthorized Uses. The sale, transfer, or other disposition of the Collateral except as expressly authorized in this Agreement;

(h)	Execution; Attachment. Any execution, levy, or attachment is made against any of the Collateral, and such execution, levy, or attachment is not set aside, discharged or stayed within thirty (30) days after the same is made;

(i)	Destruction of Collateral. The loss, theft, destruction, or damage to the Collateral in whole or in part, which is not covered by insurance having a loss payable endorsement to Lender;

(j)	Failure to Permit Inspection. Failure of Borrower, on request, to permit inspection of the Collateral and the books and records of Borrower, WRI and Horizon, or to submit financial information as required by this Agreement;

(k)	Cessation of Business. The cessation of business by Borrower, WRI or Horizon;

(l)	Insolvency and the Like. If Borrower, WRI or Horizon shall:

(i)	admit in writing its inability to pay its debts generally as they become due; or

(ii)	admit in writing the fact that its debts exceed a fair valuation of its property; or

(iii)	commence a voluntary proceeding under any applicable federal or state bankruptcy, insolvency or other similar law; or

(iv)	make an assignment for the benefit of its creditors; or

(v)	consent to the entry of an order for relief in an involuntary proceeding under any applicable federal or state bankruptcy, insolvency or other similar law; or

(vi)	have entered against it by a court of competent jurisdiction a decree or order granting relief in any involuntary case under any applicable federal or state bankruptcy law, or appointing, with or without its consent, a receiver, liquidator, assignee, custodian, trustee, or similar official for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and such decree or order shall not be vacated, set aside or stayed for a period of sixty (60) consecutive days;

(m)	Foreclosure of the Collateral. Commencement of foreclosure, whether by judicial proceeding, self-help, repossession, or any other method, by any creditor against Borrower or any of its subsidiaries; or

(n)	Violations by Subsidiaries. A violation of any of the terms, conditions and covenants of this Agreement applicable to the Borrower, WRI or Horizon, regardless of whether such violation was caused by or through the fault of Borrower, which failure continues for fifteen (15) days or more after written notice from the Lender specifying the failure.

ARTICLE IX

REMEDIES ON DEFAULT

        9.1.    Remedies.    Upon the occurrence of any Event of Default, Lender may, at its option:

(a)	Declare all amounts payable under the Loan, and all other obligations under any instrument executed in connection with this Agreement, to be immediately due and payable.

(b)	Exercise all remedies available to it under the Promissory Note, the Security Agreement, the Stock Pledge Agreements, and/or any of the other instruments identified or provided for in this Agreement.

(c)	Pursue any other legal or equitable remedy.

Lender may pursue any or all remedies simultaneously or in any order.

        9.2.    No Waiver of Rights.    No failure or delay on the part of Lender in exercising any of its rights or remedies hereunder shall constitute a waiver of Lender’s right to thereafter exercise the same or any other right or remedy reserved to Lender under the terms of this Agreement. The rights and remedies reserved herein to Lender are cumulative and are not exclusive of any other rights, powers, privileges or remedies, now existing at law or in equity or otherwise.

ARTICLE X

MISCELLANEOUS

        10.1.    Debtor/Creditor Relationship.    Lender and Borrower are creditor and debtor. They are not joint venturers, partners, or engaged in any other legal association other than as creditor and debtor. Borrower has not relied on Lender for any advice or counseling in regard to this Agreement or the Loan and all risk of failure and loss rests solely with the Borrower. Conversely, the rewards of success also belong solely to the Borrower, not Lender (subject only to the Borrower’s obligations to repay the Loan to Lender). Borrower is at all times free to manage its business as long as such operation does not adversely affect Borrower’s compliance with this Agreement. If Borrower has relied on Lender for any fact or representation before or after the date Borrower signs this Agreement, Borrower has put that fact or representation in writing, has had it signed by a Lender officer, and has retained a copy thereof.

        10.2.    Notices; Other Communications.    Any notice required to be given under the terms of this Agreement, the Note, or the security documents referenced or provided for herein, shall be in writing and shall be considered duly given if personally delivered or sent by registered or certified mail, return receipt requested, to the following:

Lender:	First Interstate Bank 401 North 31st Street P.O. Box 30918 Billings, Montana 59116-0918 Attn: Commercial Loan Department

Borrower:	Westmoreland Coal Company 2 North Cascade Avenue - 14th Floor Colorado Springs, Colorado 80903 Attn: Ronald H. Beck

A party wishing to change its designated address shall do so by notice in writing to the other party. Notice served by mail shall be deemed complete when deposited in the United States mail, postage prepaid. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be the receipt of the notice.

        10.3.    Attorney Fees and Costs.     Borrower shall pay all attorney fees and costs incurred by Lender in connection with the closing of the Loan, including but not limited to title insurance fees, closing and recording fees, reasonable document preparation fees, and loan fees. In addition, Borrower shall pay on demand any and all expenses incurred by Lender in connection with the enforcement of this Agreement, the Note, the Security Agreement, and the Stock Pledge Agreements, including, but not limited to, actual costs and reasonable attorney fees.

        10.4.    Modification.    No modification, amendment, termination, waiver or extension of this Agreement, or any of the provisions hereof, shall be effective unless set forth in writing, duly executed by all parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        10.5.    Integration.     This Agreement and all exhibits, security documents and promissory notes referenced and provided for herein, shall constitute the sole and entire Agreement of the parties hereto and shall supersede any and all prior agreements, commitments, or oral or written representations or understandings with respect thereto.

        10.6.    Savings Clause; Severability of Provisions; Controlling Law.    All warranties, representations, and covenants set forth herein shall survive the execution of this Agreement. If any portion of this Agreement shall be held to be void or unenforceable, the balance thereof shall nonetheless be effective. This Agreement and all exhibits, security documents and promissory notes referenced and provided for herein, shall be governed by and construed in accordance with the laws of the State of Montana. Borrower hereby consents to the jurisdiction and venue of any state or federal court located in Yellowstone County, Montana, for any action or proceeding to enforce or defend any matter arising from or related to the Loan or any document executed by Borrower, WRI or Horizon in connection with the Loan. Borrower hereby agrees not to institute any legal action or proceeding concerning any matter arising out of or related to the Loan in any court other than a state or federal court located in Yellowstone County, Montana.

        10.7.    Indemnity.    Borrower hereby agrees to defend, indemnify, and hold Lender harmless from and against any and all claims, damages, judgments, penalties, fines, costs, settlements of claims, and expenses of any kind (including, without limitation, attorney fees, consultant and expert fees, and court costs) arising directly or indirectly from the activities of any Borrower, its predecessors in interest, or third parties with whom it has or has had a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement for a period of eight (8) years and includes, without limitation, any and all costs incurred because of any investigation or any clean-up, removal or restoration mandated by a federal, state or local agency or subdivision; provided, however, that Borrower’s indemnity obligation for a claim asserted during the eight (8) year period shall continue until the complete resolution of such claim.

        10.8.    Acknowledgments.    Borrower acknowledges and represents that it has (a) reviewed this Agreement in its entirety, (b) consulted with legal counsel or others to the extent Borrower has deemed necessary, and (c) that Borrower’s decision to execute this Agreement and all exhibits referenced and provided for herein is based solely upon Borrower’s own opinion, business analysis and judgment, and not upon any opinions, analysis, judgment or advice received from Lender.

        10.9.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of each Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under this Agreement or any of the supporting documents without the prior written consent of Lender.

        IN WITNESS WHEREOF , the parties have executed this Loan Agreement as of the day and year first above written.

WESTMORELAND COAL COMPANY, a Delaware corporation	FIRST INTERSTATE BANK

By /s/ Robert J. Jaeger Robert J. Jaeger, Senior Vice President	By /s/ Steven Tostenrud Steven Tostenrud, Vice President

By /s/ Ronald H. Beck Ronald H. Beck, Vice President, Finance and Treasurer	"Lender"

By /s/ Thomas S. Barta Thomas S. Barta, Controller

"Borrower"

EXHIBIT A

PROMISSORY NOTE

$7,000,000.00	Billings, Montana
Promissory Note No. 1100207540	December 14, 2001

        FOR VALUE RECEIVED, WESTMORELAND COAL COMPANY, a Delaware corporation (“Maker”), does hereby promise to pay to the order of FIRST INTERSTATE BANK, a Montana banking corporation (“Holder”) at its offices at 401 North 31st Street, Billings, Montana 59101, or at such other place, either within or without the State of Montana, as Holder may from time to time designate in writing, in legal tender of the United States of America, the principal sum of SEVEN MILLION AND 00/100 DOLLARS ($7,000,000.00), or so much thereof as may be outstanding, together with interest on the unpaid principal balance of each advance hereunder from the date of each advance as hereinafter provided.

        1.   Payments of principal and interest under this Note shall be payable as follows:

Maker will pay this Note in one payment of all outstanding principal, together with any accrued and/or unpaid interest, and any other sums due hereunder or under the Loan Instruments, as defined in paragraph 5 below, on December 14, 2003. In addition, Maker will pay regular monthly payments of accrued unpaid interest beginning January 14, 2002, and continuing on the same day of each month thereafter until all sums due hereunder are paid. Each payment shall be applied first to accrued interest on the entire outstanding unpaid principal balance advanced from time to time at the rate stated, and then to principal.

The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime Rate published in the “Money Rates” section of the Wall Street Journal (the “Index”). The Index is not necessarily the lowest rate charged by Holder on its loans. If the Index becomes unavailable during the term of this loan, Holder may designate a substitute index after notice to Maker. Lender will tell Maker the current Index rate upon Maker’s request. The interest rate change will not occur more often than each day during the term of the Note. Maker understands that Holder may make loans based on other rates as well. The Index currently is 4.750% per annum. The interest rate applied to the unpaid principal balance of this Note will be at a rate of 1.000 percentage point over the Index, resulting in an initial rate of 5.750% per annum. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Maker will pay Holder at Holder’s address shown above or at such other place as Holder may designate in writing.

        2.    This Note evidences a revolving line of credit. Advances under this Note may be requested orally by an authorized person of the Maker. Holder may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Holder are to be directed to Holder’s office stated above. Any one (1) of the following parties are authorized to request advances under the line of credit on behalf of Maker until Holder receives from Maker at Lender’s address shown above, written notice of revocation of their authority: Robert J. Jaeger, Thomas S. Barta, or Ronald H. Beck. Maker agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of the Maker’s accounts with Holder. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Holder’s internal records, including daily computer print-outs. Holder will have no obligation to advance funds under this Note if: (a) Maker is in default under the terms of this Note or any agreement that Maker has with Holder, including any agreement made in connection with the signing of this Note; (b) Maker ceases doing business or is insolvent; (c) Maker applies funds provided pursuant to this Note for purposes other than those authorized by Holder; or (d) Holder in good faith deems itself insecure under this Note or any other agreement between Holder and Maker.

        3.    Maker may prepay any amount due hereunder without penalty as to interest or otherwise, at any time. Each prepayment shall be applied first to accrued interest on the entire unpaid outstanding principal balance from time to time, and then to principal.

        4.    If any payment of principal or interest or both is not paid within ten (10) days after due, Maker shall pay a penalty of ten percent (10%) of the delinquent payment in addition to the delinquent payment. Any and all amounts of interest not paid when due shall become a part of the principal balance and shall thereafter bear interest at the same rate of interest as the principal hereunder. In addition, upon default, including a failure to pay upon maturity of this Note, Maker, at its option, may increase the variable interest rate on this Note to six (6.0) percentage points over the Index.

        5.    This Note is secured by and subject to all of the terms of: (i) that certain Loan Agreement dated December 14, 2001, by and between Maker, as Borrower, and the Holder (the “Loan Agreement”); (ii) that certain Security Agreement dated December 14, 2001, given by Westmoreland Resources, Inc., as Grantor, to the Holder, as Lender, and (iii) those certain Stock Pledge Agreements dated December 14, 2001, executed by Maker, as Debtor, to the Holder (the “Stock Pledge Agreements”), the terms, covenants, conditions, provisions, stipulations, and agreements of which are hereby incorporated herein, to the same extent and with the same effect as if they were fully set forth herein. The Security Agreement, Loan Agreement, Stock Pledge Agreement and all other security and related documents given in connection with the loan evidenced by this Note are referred to collectively herein as the “Loan Instruments”.

        6.    Notwithstanding anything to the contrary contained herein or in the Loan Instruments, all agreements between the Maker and Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the loan proceeds, acceleration of the maturity of the loan, or otherwise, shall the amount charged, taken, received, reserved, paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be loaned hereunder exceed the maximum rates which Holder is permitted to charge under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Instruments, or any other loan document at any time performance of such provision shall be due, shall involve transcending the limits of interest validly prescribed by law, then ipso facto, the obligation to be fulfilled by Maker shall be reduced to the limit of such validity. All interest paid or agreed to be paid to Holder shall, to the extend permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under applicable law. If the Maker or the Holder is exempt from applicable usury statutes or for any other reason not limited by law, none of the provisions of the above paragraph shall be construed so as to limit or reduce the interest or other consideration of the loan payable hereunder.

        7.    Whenever any Event of Default, as defined in the Loan Agreement, shall have occurred and be subsisting, Holder may declare all payments payable hereunder (being an amount equal to that necessary to pay in full the principal remaining due on this Note, together with interest thereon, and to pay all other indebtedness or sums due hereunder or under the Loan Instruments) to be immediately due and payable, whereupon the same shall become immediately due and payable by Maker, and interest shall accrue thereon to the date of payment. In addition, Holder, with or without declaring all such payments immediately due and payable, may take whatever action at law or in equity which may appear necessary or appropriate to collect the payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Maker under this Note, and the Loan Instruments.

        8.    Except as otherwise specifically required herein or in any of the Loan Instruments, the Maker hereby waives presentment, diligence, demand for payment, notice of nonpayment, notice of default, protest, notice of protest and notice of dishonor and specifically consents to and waives notice of any renewals, extensions or modifications of this Note, whether made to or in favor of the Maker or any other person or persons. The pleading of any statute of limitations as a defense to any demand against the Maker is expressly waived by Maker.

        9.    In the event that suit is brought hereon, or an attorney is employed or expenses are incurred to demand or compel payment of this Note or any portion of the indebtedness evidenced hereby or to defend the priority of any of the Loan Instruments or as otherwise provided in the Loan Instruments, the Maker agrees to pay all such expenses and reasonable attorney’s and paralegal fees incurred by the Holder as a result thereof.

        10.    This Note shall be governed by and construed in accordance with the laws of the State of Montana.

        11.    The terms of this Note apply to, inure to the benefit of, and bind all parties hereto and their legal representatives, successors and assigns.

        IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the date first above written.

WESTMORELAND COAL COMPANY, A Delaware corporation

By /s/ Robert J. Jaeger Robert J. Jaeger Senior Vice President

By /s/ Ronald H. Beck Ronald H. Beck, Vice President, Finance and Treasurer

By /s/ Thomas S. Barta Thomas S. Barta, Controller